SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

ITC LEARNING CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ITC LEARNING CORPORATION

Notice of Annual Meeting of Stockholders

To Be Held June 28, 2000

      The Annual Meeting of Stockholders of ITC Learning Corporation, a Maryland corporation (the “Company”), will be held Wednesday, June 28, 2000 at 10:00 A.M. Eastern Daylight Time, at the Company’s corporate headquarters, 13515 Dulles Technology Drive, Herndon, Virginia 20171 for the following purposes:

1.	To elect three (3) Class III Directors to serve until the 2003 Annual Meeting of Stockholders;

2.	To consent to New River Capital Partners, L.P. obtaining the right to receive shares of common stock under debentures and warrants exceeding 20% of the Company’s outstanding common stock, at an effective price per share below the greater of book value or market value at the time the debentures and warrants were issued;

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

      By resolution of the Board of Directors, only stockholders of record at the close of business on April 28, 2000 are entitled to notice of and to vote at the meeting.

      It is important that your shares be represented at this meeting. Whether or not you expect to be present, please fill in, date, sign and return the enclosed proxy form in the accompanying addressed, postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote in person.

      In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies by the Company.

May 5, 2000

Herndon, Virginia

By Order of the Board of Directors
ITC Learning Corporation

/s/ Matthew C. Sysak

Matthew C. Sysak
Corporate Secretary

      WHETHER OR NOT YOU EXPECT TO BE PRESENT IN PERSON AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY FORM AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE POSTPAID ENVELOPE ENCLOSED. THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AT THE MEETING AND VOTE IN PERSON.

ITC LEARNING CORPORATION

13515 DULLES TECHNOLOGY DRIVE
HERNDON, VIRGINIA 20171

PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ITC Learning Corporation, a Maryland corporation (the “Company”), of proxies to be voted at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company’s headquarters at 13515 Dulles Technology Drive, Herndon, Virginia 20171, on Wednesday, June 28, 2000 at 10:00 A.M., EDT, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

      Copies of the Annual Report and Form 10-KSB of the Company for its fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission, without exhibits, are included. This Proxy Statement, Notice of Annual Meeting, accompanying proxy card, annual report and Form 10-KSB are first expected to be mailed to stockholders on or about May 5, 2000.

GENERAL

      Only stockholders of record at the close of business on April 28, 2000 are entitled to notice of and to vote the shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”) held by them on that date at the Annual Meeting or any postponements or adjournments thereof.

      If the accompanying proxy card is properly signed, returned to the Company in time to be voted at the Annual Meeting, and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote for the slate of nominees proposed by the Board of Directors and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on April 28, 2000 will constitute a quorum. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting. As of April 28, 2000, 3,964,078 shares of Common Stock were outstanding.

      Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and the broker does not have discretionary voting authority. Brokers will have discretionary voting authority for the election of Directors. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present but abstentions will not be voted for or against any adjournment or proposal. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment or against a proposal where the required vote is a percentage of the shares present or outstanding.

      The Company knows of no business that will be presented for action at the meeting other than those matters referred to herein. If other matters do come before the meeting, the persons named as proxies will act and vote according to their best judgment on behalf of the stockholders they represent.

      The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Board of Directors has the ultimate authority for the management of the Company’s business, objectives, and operations. It selects the Company’s executive officers, delegates responsibilities for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance.

      The Board of Directors held seven (7) meetings during 1999. The Board of Directors has a three-member Compensation Committee, the members of which are Messrs. Thomas, Sanders and Bannister, each of which is an outside director. The Committee recommends salaries and other compensation of the elected officers of the Company for action by the whole Board. The Compensation Committee met one (1) time during 1999.

      The Board of Directors has also established a four-member Audit Committee that is comprised of the same outside directors as the Compensation Committee, with one vacancy. The Audit Committee meets with management to consider the adequacy of the internal controls and the objectivity of its financial reporting. The Committee also meets with the Company’s independent auditors. The Audit Committee met one (1) time during 1999.

      The Company does not have a nominating committee.

      Each director attended 75 percent or more of the aggregate number of Board and Committee meetings on which he served during 1999.

      Directors who are also employees of the Company received no extra compensation for serving as Directors for the year ended December 31, 1999. For the year ended December 31, 1999, Directors who were not also employees were paid $2,500 per calendar quarter and $500 per meeting for their service as Directors. Dr. Sanders receives a monthly fee of $2,000 for his service as Chairman of the Board.

      The Board of Directors of the Company is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The Board has nominated three new directors to begin service in the year 2000. The Board of Directors has no reason to believe that the nominees will not serve if elected, but if unavailable to serve as Directors, and if the Board designates substitute nominees, the persons named as proxies will vote for the substitute nominees designated by the Board.

      Directors will be elected by a plurality of the votes cast at the Annual Meeting. If elected, all nominees are expected to serve until the 2003 Annual Meeting or until their successors are duly elected and qualified.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE NOMINEES DESCRIBED BELOW BE ELECTED FOR A TERM OF THREE YEARS AND UNTIL THEY ARE RE-ELECTED OR THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

      Messrs. Mack, Byrne and Fred have been nominated by the Board of Directors to serve as Class III Directors in the vacancies existing in that class.

Nominees Standing for Election — Class III

Year First
Elected or
Appointed
Name (Age)		Director
Position with Company	Business Experience	(Term Expires)

Christopher E. Mack (34) Nominee	Christopher E. Mack, nominated to the Board of Directors in November 1999, is President, Chief Financial Officer and Treasurer of ITC. Prior to being named President in November 1999, Mr. Mack held several positions at ITC, including Chief Operating Officer, Vice President of Finance and Administration, and Corporate Controller. Mr. Mack joined ITC in 1993. Mr. Mack holds a B.S. in Accounting from Shepherd College and is a Certified Public Accountant.	2000 (2003)

Thomas C. Byrne (37) Nominee	Thomas C. Byrne was nominated to the ITC Board of Directors in January 2000. Mr. Byrne is co-founder and Managing General Partner of New River Capital Partners, L.P., a private equity venture capital fund. Prior to founding New River, Mr. Byrne served as Vice-Chairman of Blockbuster Entertainment Group, a division of Viacom, Inc. In this capacity, Mr. Byrne was responsible for business development, international operations, technology and online operations, and worldwide acquisition programs. Mr. Byrne is a Certified Public Accountant and prior to joining Blockbuster, was with KMPG Peat Marwick.	2000 (2003)

Charles L. Fred (39) Nominee	Charles L. Fred was nominated to the ITC Board of Directors in April 2000. Mr. Fred was most recently President and CEO of Omega Performance Corporation, a global training provider to the financial services industry, prior to its sale to The International Institute of Research. Prior to Omega, Mr. Fred was President of Kaplan@Work (part of The Washington Post Company) and International Learning Systems, Inc. Additionally, Mr. Fred published his vision for a new educational paradigm in his book, Breakaway Performance: The New Rules for Delivering Value to Customers — Fast.	2000 (2003)

Directors Continuing in Office — Classes I and II

Year First
Elected or
Appointed
Name (Age)		Director
Position with Company	Business Experience	(Term Expires)

Directors Continuing in Office — Classes I and II
John D. Sanders (61) Director and Chairman of the Board	John D. Sanders, Ph.D., a Director since 1977, is Chairman of the Board of Directors and serves as a business consultant to emerging technology companies. He was Chairman and Chief Executive Officer of TechNews, Inc., publishers of Washington Technology, from 1988 to 1996, prior to its sale to The Washington Post Company. Since 1968, he has been a Registered Representative of Wachtel & Co., Inc., a Washington, DC based investment banking firm. He received the B.E.E. from University of Louisville in 1961 and the M.S. and Ph.D. degrees in electrical engineering from Carnegie-Mellon University in 1962 and 1965 respectively. Dr. Sanders also serves as a Director of Comtex News Network, Inc., Hadron, Inc., and SynSyTech, Inc.	1977 (2001)
Richard E. Thomas (73) Director	Richard E. Thomas, a Director since 1982, is semi-retired, having served as President of COMSAT RSI from 1994 until 1997. Prior to that, he was Chairman of the Board, President and Chief Executive Officer of Radiation Systems, Inc. (RSI), a communications systems manufacturer, from 1978 until 1994, at which time RSI was merged into COMSAT Corporation. Mr. Thomas was originally employed by RSI as Vice President of Manufacturing Operations. From 1954 until 1965, Mr. Thomas was employed by Washington Aluminum of Baltimore, Maryland, leaving as Vice President and General Manager of the Technical Products Division.	1982 (2001)

Daniel R. Bannister (69) Director	Daniel R. Bannister, a Director since 1988, is Chairman of the Board of DynCorp, a leading technology services firm. Previously, he served as President and Chief Executive Officer of DynCorp, from 1985 until 1997. Mr. Bannister serves on the boards of several technology service companies. He is also Chairman of the Board of the American Management Association, a director of the George Mason University Foundation, the Board of Visitors of Marymount University, and Chairman of the Board of the Employee Owners Foundation.	1988 (2002)

Directors Continuing in Office — Classes I and II (Continued)

Year First
Elected or
Appointed
Name (Age)		Director
Position with Company	Business Experience	(Term Expires)

Robert R. Spillane (64) Director	Robert R. Spillane, Ph.D., has served as Regional Education Officer for Europe, U.S. Department of State Office of Overseas Schools since 1997. From 1985 to 1997 he was Superintendent of Schools for Fairfax County Virginia Public Schools, the twelfth largest school system in the United States with 150,000 students. He has also served as Superintendent of Schools of Boston, Massachusetts, New Rochelle, New York, Roosevelt, New York, and Glassboro, New Jersey, and as New York State Deputy Commissioner of Education for Elementary, Secondary and Continuing Education. Dr. Spillane was both a teacher and a principal in elementary and secondary schools in Connecticut after receiving a B.S. from Eastern Connecticut State College and M.A. and Ph.D. from the University of Connecticut. He attended the Advanced Administrative Institute at Harvard University, and has served as advisor to numerous regional and national education organizations.	1999 (2002)

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

      The following table sets forth information as to the beneficial ownership of each person known to the Company to own more than 5% of the outstanding Common Stock as of April 15, 2000.

	Amount and Nature
Name and Address of Beneficial Owner	of Beneficial Ownership	Percent of Class

Steven R. Berrard(1)	1,816,300	31.6%
One Financial Plaza Suite 1100 Fort Lauderdale, FL 33394

ROI Capital Management, Inc.(2)	483,600	8.4%
17 E. Sir Francis Drake Blvd Suite 225 Larkspur, CA 94939

(1)	Mr. Berrard is the direct beneficial owner of 195,000 shares of Common Stock, having both voting and investment power over the securities, in his capacity as the sole shareholder and authorized officer of SRB Investments, Inc., which is the managing general partner of B&B Management Partners, L.P., which is the sole general partner of New River Capital Partners, L.P. (“New River”). New River also holds direct beneficial ownership of 1,621,300 shares of Common Stock through its investment in the Company of $2.2 million. In exchange for its investment, New River was issued convertible debt securities and warrants to purchase Common Stock. If all debt is converted and warrants are exercised, Mr. Berrard will beneficially own, by virtue of his relationship with New River, 1,816,300 shares of Common Stock. Since the conversion price of the December debenture for $1.2 million has not yet received shareholder consent, beneficial ownership was calculated using a conversion price of $2.50 per share.

(2)	Shares are owned by various investment advisory clients of ROI Capital Management, Inc. (“ROI”), including 276,400 shares held by ROI Partners, L.P. for which ROI acts as general manager. Each person for whom ROI acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock purchased or held pursuant to such arrangement. Mitchell J. Soboleski and Mark T. Boyer are deemed to be the beneficial owners of these securities pursuant to their ownership interest in ROI.

Ownership of Equity and Voting Securities by Directors and Officers(1)

      The following table reflects shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of April 15, 2000 by each Director of the Company, each of the executive officers named in the Summary Compensation Table included elsewhere herein and the current Directors and executive officers of the Company as a group.

	Amount and Nature
Name of Beneficial Owner	of Beneficial Ownership	Percent of Class

John D. Sanders(2)	84,466	1.5%
Chairman of the Board of Directors

Christopher E. Mack(3)	54,845	1.0%
President, Chief Financial Officer, Treasurer and Nominee Director

Richard E. Thomas(4)	52,869	0.9%
Director

	Amount and Nature
Name of Beneficial Owner	of Beneficial Ownership	Percent of Class

Daniel R. Bannister(5)	32,999	0.6%
Director

Michael Morrison(6)	25,896	0.5%
Vice President, Chief Technology Officer

Christopher C. Connolly(7)	18,952	0.3%
Vice President, Operations

Thomas C. Byrne(8)	—	0.0%
Nominee Director

Charles L. Fred	—	0.0%
Nominee Director

Harvey L. Shuster(9)	—	0.0%
Former Vice President

Carl D. Stevens(10)	—	0.0%
Former President and Chief Executive Officer

Directors and Executive Officers as a group (13 persons)	297,387	5.2%

(1)	Unless otherwise indicated, each person has sole voting and investment rights with respect to the shares specified opposite his name.

(2)	Includes 1,800 shares owned by spouse. Also includes 13,285 shares, which Dr. Sanders is entitled to acquire pursuant to stock options and warrants.

(3)	Includes 1,000 shares directly owned by Mr. Mack, and 9,612 shares held by the Company’s Employee Stock Ownership Plan. Also includes 44,233 shares, which Mr. Mack is entitled to acquire pursuant to stock options and warrants.

(4)	Includes 31,000 shares owned by Mr. Thomas and his spouse as tenants by the entirety. Also includes 12,666 shares, which Mr. Thomas is entitled to acquire pursuant to stock options and warrants.

(5)	Includes 2,000 shares owned by Mr. Bannister and his spouse as tenants by the entirety. Also includes 12,666 shares, which Mr. Bannister is entitled to acquire pursuant to stock options and warrants.

(6)	Includes 4,012 shares directly owned by Mr. Morrison, and 2,834 shares held by the Company’s Employee Stock Ownership Plan. Also includes 19,050 shares, which Mr. Morrison is entitled to acquire pursuant to stock options and warrants.

(7)	Includes 1,500 shares directly owned by Mr. Connolly, and 2,452 shares held by the Company’s Employee Stock Ownership Plan. Also includes 15,000 shares, which Mr. Connolly is entitled to acquire pursuant to stock options.

(8)	Mr. Byrne is a Partner of New River Capital Partners, L.P. (“New River”), a private equity venture capital fund. New River holds direct beneficial ownership of 1,621,300 shares of Common Stock through its investment in the Company of $2.2 million. In exchange for its investment, New River was issued convertible debt securities and warrants to purchase Common Stock. If all debt is converted and warrants are exercised, New River will own 1,621,300 shares of Common Stock. Mr. Byrne does not beneficially own any Common Stock of the Company either directly or indirectly. Additionally, Mr. Byrne has a non-controlling interest in New River.

(9)	Mr. Shuster served as a Vice President of the Company through October 15, 1999.

(10)	Mr. Stevens served as the Company’s President, Chief Executive Officer and Director through November 22, 1999.

  Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Executive Officers and Directors to file initial reports of ownership and reports of changes of ownership of the Company’s Common Stock with the Securities and Exchange Commission. Executive Officers and Directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based solely upon a review of these filings and written representations from certain of the Company’s Directors and Executive Officers that no other reports were required for fiscal year 1999, the Company believes that all reports were timely filed.

EXECUTIVE COMPENSATION

Employment Agreements

      The Company has entered into employment agreements with Messrs. Mack and Morrison. The agreements are generally subject to termination upon (i) death (with each individuals’ beneficiaries receiving up to $5,000 in death benefits); (ii) disability; (iii) cause or (iv) without cause upon 60 days notice by the Company. The agreements provide for twelve months of severance pay to Mr. Mack, and continued salary payout to Mr. Morrison for the remainder of the term of his agreement. The foregoing severance pay is payable only upon termination by the Company without cause. In addition, the agreement with Mr. Mack specifies that, upon certain changes of control, the executive would receive twelve months’ salary as severance pay if he is terminated or voluntarily leaves within one year of the effective date of such an occurrence.

      In addition to base salary, each officer is eligible to receive salary increases, bonuses, stock option grants, pension and profit sharing arrangements and other employee benefits that may from time to time be awarded or made available. Each of Messrs. Mack and Morrison must provide 120 days notice of resignation from the Company. The agreements also provide for certain paid sick or disability leave and reimbursement of certain medical expenses not covered by the Company’s group insurance.

Executive Compensation Summary Table

      The following table sets forth the aggregate compensation paid for services rendered to the Company during the last three fiscal years by all individuals who served as the Company’s Chief Executive Officer (“CEO”) in 1999, and its most highly compensated executive officers, other than the CEO, who served as such at the end of the last fiscal year and whose total compensation exceeds $100,000, plus two additional officers whose compensation exceeded $100,000, but who were not serving as an executive officer of the Company at the end of the last fiscal year.

					Long-term
		Annual			Compensation
		Compensation			Awards

					Securities
				Other Annual	Underlying
Name and Principal Position at				Compensation	Options Granted
Fiscal Year End	Year	Salary ($)	Bonus ($)	($) (a)	(#)

Christopher E. Mack	1999	129,387	—	11,480	—
President, Treasurer, Chief	1998	129,583	—	6,974	40,000
Financial Officer and Nominee Director	1997	111,167	—	10,596	20,000

Michael Morrison (b)	1999	111,829	—	5,834	45,000
Vice President	1998	62,192	—	2,081	30,000
	1997	—	—	—	—

Christopher C. Connolly (c)	1999	100,441	—	4,375	30,000
Vice President	1998	93,944	—	2,786	20,000
	1997	10,000	—	—	—

Harvey L. Shuster (d)	1999	107,407	—	1,574	—
Vice President	1998	115,470	—	6,366	20,000
	1997	99,425	—	7,997	—

Carl D. Stevens (e)	1999	158,656	—	8,849	—
Former President, Chief Executive	1998	187,100	—	14,258	122,000
Officer and Director	1997	99,958	—	9,652	78,000

(a)	Represents the fair market value of shares allocated pursuant to the Company’s Employee Stock Ownership Plan, medical expense reimbursement, automobile allowances, and Company match of 401(k) plan contributions.

(b)	Mr. Morrison joined the Company on June 18, 1998 as Vice President of Product Development. His annualized base salary for 1998 was $110,000.

(c)	Mr. Connolly joined the Company on November 3, 1997 as Vice President of Sales within the federal government sector. His annualized compensation plan was a base salary of $60,000 plus commission.

(d)	Mr. Shuster served as a Vice President of the Company through October 15, 1999. His annualized base salary for 1999 was $110,000.

(e)	Mr. Stevens served as the Company’s Chief Executive Officer through November 22, 1999. His annualized base salary for 1999 was $180,000.

Option Grants for Fiscal 1999 and Potential Realizable Values

      The following table sets forth as to each of the named Executive Officers information with respect to option grants during the last fiscal year.

	Number of
	Securities Underlying	% of Total Options/
	Options/SARs	SARs Granted to	Exercise or Base Price
Name	Granted (#)	Employees in Fiscal Year	($/Sh)	Expiration Date

Christopher E. Mack	—	—	—	—

Michael Morrison	30,000	6.0%	$2.00/Sh	11/30/2004
	15,000	3.0%	$2.00/Sh	11/30/2006

Christopher C. Connolly	30,000	6.0%	$2.00/Sh	11/30/2006

Harvey L. Shuster	—	—	—	—

Carl D. Stevens	—	—	—	—

Option Exercises and Values for Fiscal 1999

      The following table sets forth as to each of the named Executive Officers information with respect to option exercises during Fiscal 1999 and the status of their options on December 31, 1999.

Value of
Unexercised
			Number of Unexercised		In-the-Money
			Options at Fiscal		Options at Fiscal
			Year End (#)		Year End ($)
	Shares Acquired on		Exercisable (E)/		Exercisable (E)/
Name	Exercise (#)	Value Realized ($)	Unexercisable (U)		Unexercisable (U)

Christopher E. Mack	—	—	38,333(E	)/	38,333(E	)/
			36,667(U	)	36,667(U	)

Michael Morrison	—	—	7,500(E	)/	7,500(E	)/
			67,500(U	)	67,500(U	)

Christopher C. Connolly	—	—	5,000(E	)/	5,000(E	)/
			45,000(U	)	45,000(U	)

Harvey L. Shuster	—	—	6,600(E	)/	0(E	)/
			0(U	)	0(U	)

Carl D. Stevens	—	—	0(E	)/	0(E	)/
			0(U	)	0(U	)

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

      The following sets forth the business experience of Executive Officers who are not also Directors of the Company, or nominees to become Director.

      Jennifer L. Condro, age 28, is Vice President of Technology and Development for ITC. Prior to being named Vice President, Ms. Condro served as Director of Product Development Operations since June 1998. Ms. Condro has extensive experience with software development, applications, and technology related to delivering e-business and e-Learning solutions. Ms. Condro joined ITC in 1998 as part of ITC’s acquisition of the Internet-based training company iNEX, where she was Director of Operations. Prior to joining iNEX, she spent four years at Booz•Allen & Hamilton and Cap Gemini America in a variety of management consulting roles, including leading development and implementation projects for large association clients. Ms. Condro is a graduate of Virginia Tech, and holds a B.S. in Management Science.

      Christopher C. Connolly, age 39, is Vice President of Operations and Services for ITC. Mr. Connolly joined ITC in 1997 after serving as Federal Business Development Manager, Educational Services, with Hewlett-Packard Company. Prior to Hewlett-Packard he was with Unisys Corporation for approximately 10 years. While at Unisys, he directed the Federal Customer Education organization, and held management positions in marketing, business development, sales and internal performance consulting. Primary customer sales were to federal, state and local government agencies, both direct and through business partners. Mr. Connolly has a BS degree in Physics and Mathematics from Fairfield University, and has served as a high school teacher of physics, computer science, programming, data communications and software applications.

      Brian A. DiAntonio, age 42, is Vice-President of Sales and Marketing for ITC. Mr. DiAntonio joined ITC in March of 2000 and comes to ITC from Telcordia Technologies Inc. (formerly Bellcore) where he was responsible for transforming an internally focused training organization into a revenue generating organization within two years. Prior to Telcordia, DiAntonio was a Manager of Business Development with RWD Technologies and General Physics, both with a focus on technical training and human performance improvement. Mr. DiAntonio has a B.S. degree in civil engineering from the United States Naval Academy, and served 8 years in the United States Navy.

      Gloria J. MacCorkindale, age 51, is Vice President, Chief Learning Officer, for ITC, with a primary focus on the development and design of performance learning solutions, instructional design, development, and evaluation of educational and training technologies, and curriculum management. Ms. MacCorkindale joined ITC after 23 years with IBM and has experience in the computer industry supporting IBM Canada and IBM Greater China. Specific areas of expertise include project management, workflow management, office systems and computer technology in education. Ms. MacCorkindale has a Masters of Science in Education from Syracuse University, and is currently a Ph.D. candidate in the School of Computer and Information Sciences at Nova Southeastern University in Fort Lauderdale, Florida, specializing in Computer Technology in Education. Industry experience includes: Education, Health, Aerospace, Distribution and Software Development.

      Michael Morrison, age 28, is Vice-President and Chief Technology Officer for ITC. Prior to being named CTO, Mr. Morrison joined ITC as part of its acquisition of iNEX in 1998 and served as Vice President of Development where he was responsible for all development and technology related activities for ITC. He was founder, President and CEO of iNEX, an Internet-based training company specializing in the delivery of online training via the Internet and corporate intranets. In 1994, Mr. Morrison also was founder, President and CEO of Internext Corporation, a tier II Internet services and Technology Company. He has extensive experience managing and developing Internet, software development, and communications businesses. Mr. Morrison conducted his undergraduate studies in Economics at the University of Tulsa from 1989 to 1993 and attended graduate school in the Ph.D. program of Economics at George Mason University from 1993 to 1994.

      Matthew C. Sysak, age 32, is Vice President of Finance and Administration, and Corporate Secretary for ITC. Mr. Sysak joined ITC in 1998 as the Director of Finance and Corporate Controller. Mr. Sysak has over 9 years of experience in both public and corporate accounting and finance. Prior to joining ITC, he held the position of Corporate Accounting Manager at Computer Learning Centers, Inc. (NASDAQ: CLCX), an organization specializing in post-secondary IT education and training. Mr. Sysak holds a B.S. degree in Accounting from Indiana University of Pennsylvania, is pursuing a Masters in Business Administration degree from The George Washington University, and is a Certified Public Accountant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      On November 1, 1999, New River Capital Partners, L.P. (“New River”), which now has the right to beneficially hold in excess of five percent or more of the Company’s common stock and in which Thomas C. Byrne, a Director of the Company is the managing general partner, acquired a $1,000,000 5.5% convertible subordinated secured debenture and 291,500 warrants having a conversion and exercise price of $2.00 per share. The payment and expiration dates of the November 1999 debenture and warrants are April 2, 2001.

      On December 30, 1999, New River acquired a $1,200,000 9.5% convertible subordinated secured debenture and 349,800 warrants. Subject to the shareholder vote being recommended under Item 2, the conversion and exercise prices for this debenture and warrants will become $1.75 per share. If shareholder consent is not obtained, the number of warrants triple to 1,049,400. Upon conversion of the debenture, the interest rate is retroactively reduced to 5.5%. The payment and expiration date of the December 1999 debenture is April 2, 2001, and the expiration date of the December 1999 warrants is April 1, 2002.

      On January 20, 2000, the Company issued a series of 8% promissory notes in the aggregate principal amount of $327,000 due on April 30, 2000 or upon the closing of a line of credit financing of at least $1,000,000. For every $10,000 of principal loaned to the Company under these notes, the Company issued 500 warrants if the notes were paid by February 29, 2000 and 600 warrants if the notes were paid after such date. The notes were not paid by February 29, 2000. The warrants are exercisable at $2.63 per share and expire two years from issuance.

      The following Executive Officers and Directors purchased the amount of notes and now hold the number of warrants set forth below:

Name	Note Amount	Warrants

John D. Sanders	$110,318	6,619

Daniel Bannister	$100,000	6,000

Richard Thomas	$100,000	6,000

Christopher E. Mack	$15,000	900

Matthew C. Sysak	$7,000	420

Michael Morrison	$5,000	300

      Commencing in January 1998, Dr. Sanders agreed to devote 40% of his business time to providing consulting services to the Company, in exchange for an annual fee of $36,000 (not including fees payable for services as a Director of the Company and Chairman of the Board), payable in equal monthly installments. This arrangement is terminable by the Company or Dr. Sanders at any time.

      Other than the foregoing, the Company was not a party to any transactions with any Director, Executive Officer, nominee for election as a Director, any security holder that is a beneficial owner of greater than five percent (5%) of the Company’s Common Stock, or any member of the immediate family of the foregoing.

PROPOSAL 2

CONSENT OF THE ISSUANCE OF DEBENTURES AND WARRANTS TO
NEW RIVER CAPITAL PARTNERS, L.P. WITH CONVERSION AND
EXERCISE PRICES BELOW THE GREATER OF BOOK OR MARKET VALUE

      The Company is subject to the rules of the NASDAQ Stock Market. These rules state that shareholder consent should be obtained for the issuance of shares of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value of the stock, if such issuance is equal to 20% or more of the common stock outstanding before the issuance. The issuance of debentures and warrants to New River Capital Partners, L.P. (“New River”) has resulted in the need to obtain such shareholder consent.

      On November 1, 1999, the Company issued to New River a $1,000,000 5.5% convertible subordinated secured debenture at a conversion price of $2.00 per share, and 291,500 warrants at an exercise price of $2.00 per share. The 791,500 shares issuable upon conversion and exercise of the debenture and warrants represented slightly less than 20% of the outstanding common stock. The $2.00 price was at market but less than the book value which was then $2.37 per share. Because, however, the shares issuable under the debenture and warrants were less than 20% of the outstanding common stock, the issuance of these securities did not require shareholder consent.

      Thereafter, the Company required additional capital. Accordingly, on December 30, 1999, New River purchased an additional $1,200,000 9.5% convertible subordinated secured debenture, and received 349,800 warrants. The NASD, which regulates the NASDAQ Stock Market, advised the Company that in its opinion the November and December issuances to New River would be integrated and, therefore, be deemed to constitute one issuance in excess of 20% of the outstanding common stock. Accordingly, if the weighted average price per share of common stock in both issuances were below the greater of book or market value, shareholder consent would be required.

      The Company initially agreed to issue the December debenture and warrants with a conversion and exercise price of $1.75 per share. Because book value was then $1.88 per share and market value was $2.50 per share, the $1.75 price would require shareholder consent for the issuance of the debenture and warrants. The Company could not afford to obtain advance consent since the funds from New River were immediately required. Therefore, the conversion and exercise prices were initially established at an amount intended not to require shareholder consent with the understanding that such consent would be sought for the $1.75 price, if the Company could not otherwise obtain NASD approval for the below book or market price.

      NASD approval has not been obtained. Accordingly, the Company is now seeking shareholder consent to the $1.75 conversion and exercise prices under the December debenture and warrants. If the shareholders do not consent or the NASD does not grant approval, the agreement with New River states that the number of warrants granted in December will triple to 1,049,400.

      Shareholders are urged to consider that at the time of the issuance of the debentures, the Company was under extreme financial pressure from its principal lender, which was requiring repayment of the Company’s line of credit and forbearance fees. Without the additional infusion of $1,200,000 from New River in December, the Company’s ability to avoid declaration of default with respect to its bank line of credit and forbearance agreement would have been compromised.

      Consent of the shareholders is not required to authorize the transactions between the Company and New River, but only as to enable New River to obtain the $1.75 conversion and exercise prices under its December 1999 debenture and warrants without jeopardizing the Company’s NASDAQ listing, and to prevent the number of warrants under its December warrant agreement from tripling.

      NASD rules prescribe that a majority of total shareholder votes cast, in person or by proxy, are required to pass proposal two.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” CONSENT OF NEW RIVER OBTAINING SHARES UNDER ITS DEBENTURES AND WARRANTS HAVING CONVERSION AND EXERCISE PRICES BELOW THE GREATER OF BOOK OR MARKET VALUE.

INDEPENDENT PUBLIC ACCOUNTANTS

      Effective May 5, 2000, the Company dismissed the accounting firm of Ernst & Young LLP (“E&Y”) as the Company’s independent public accountants. Concurrent with the termination of E&Y, the Company engaged Grant Thornton LLP to act as its independent public accountants for the Company’s fiscal year ending December 31, 2000. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, and will have an opportunity, if they so desire, to make a statement and will be available to respond to appropriate questions.

      Representatives of E&Y are expected to be present at the Annual Meeting, and will have an opportunity, if they so desire, to make a statement and will be available to respond to appropriate questions.

INCORPORATION BY REFERENCE

      The information required by Item 13(a) of the Proxy Rules with respect to Financial and Other Information is hereby incorporated by reference to the Company’s Form 10-KSB for the year ended December 31, 1999, filed with the SEC on March 30, 2000.

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

      The Company must receive proposals by stockholders, which are intended to be presented at the Company’s 2000 Annual Meeting of Stockholders, no later than February 28, 2001.

Dated: May 5, 2000

By Order of the Board of Directors
ITC Learning Corporation

/s/ Matthew C. Sysak

Matthew C. Sysak
Corporate Secretary

ITC LEARNING CORPORATION

Proxy for Annual Meeting of Stockholders
to be held June 28, 2000

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

      The undersigned stockholder of ITC LEARNING CORPORATION hereby appoints Christopher E. Mack and Matthew C. Sysak, and each and any one of them, with the power to appoint his substitute, the true and lawful attorneys, agents and proxies of the undersigned, to vote all shares of common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders, to be held at the Company’s headquarters, 13515 Dulles Technology Drive, Herndon, Virginia 20171, on June 28, 2000, at 10:00 A.M. Eastern Daylight Time, and at any adjournment or adjournments of such meeting, with all powers which the undersigned would possess if personally present, as follows:

      The Board of Directors recommends a vote FOR the proposals listed below. If no directions are given, the Proxies will be voted FOR the matters listed below. Please indicate your vote by marking an “X” in the space provided below.

1.	Election of Directors (to serve terms as noted in the Proxy Statement):

Nominee	FOR		WITHHOLD AUTHORITY

Christopher E. Mack Thomas C. Byrne Charles L. Fred	( ( (	) ) )	( ) ( ) ( )

(For each nominee, check either FOR or WITHHOLD AUTHORITY.)

2.	Consent to New River Capital Partners, L.P. obtaining the right to receive shares of common stock under the debentures and warrants exceeding 20% of the Company’s outstanding common stock, at an effective price per share below the greater of book value or market value at the time the debentures and warrants were issued.

FOR	WITHHOLD AUTHORITY

( )	( )

3.	At their discretion, the Proxies are authorized to vote on any other business properly brought before the meeting or any adjournment thereof.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE MATTERS LISTED.

Dated ____________________, 2000

________________________________ Signature	________________________________ Signature

________________________________ Print Name	________________________________ Print Name

      (Please sign exactly as your name or names appear on the Company’s stock records. When shares are held by joint tenants, both should sign. If signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If signing on behalf of a corporation, the full name of the corporation should be set forth accompanied by the signature on its behalf of a duly authorized officer.)

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.